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                                    Exhibit 1

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

        Each of the undersigned hereby affirms that he or it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on his or its behalf.


                                                January 11, 1998
                                                --------------------------------
                                                Date


                                                CCP Capital, Inc.


                                                By:   /s/ Richard Freeman
                                                --------------------------------
                                                   Name:  Richard Freeman
                                                   Title: Vice President

                                                Century Capital Management, Inc.


                                                By:   /s/ Richard Freeman
                                                --------------------------------
                                                   Name:  Richard Freeman
                                                   Title: Managing Director


                                                /s/ Allan W. Fulkerson
                                                --------------------------------
                                                Allan W. Fulkerson